UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  March 31, 2010

Zanett, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32589	56-4389547
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

635 Madison Avenue, 15th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 583-0300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 6, 2010, Zanett, Inc. filed a Current Report on Form 8-K (the "Original Filing") announcing, among other things, the Company's consummation of a financing transaction with Rockport Investments Ltd., including the issuance of a promissory note convertible into common stock of the Company, par value $0.001 per share.  This amendment corrects an error in the initial conversion price applicable to such convertible note in the third and fourth paragraphs of Item 1.01 and makes corresponding corrections in Exhibit 4.1 to the Original Filing.  For the sake of convenience, this Current Report on Form 8-K/A amends and restates the Original Filing in its entirety.

Item 1.01.      Entry into a Material Definitive Agreement.

On March 31, 2010, Zanett, Inc. (the "Company") entered into a Term Debt – Convertible Debt Exchange Agreement (the "Exchange Agreement") with Rockport Investments Ltd. (the "Investor"), pursuant to which the Company issued to the Investor a promissory note, convertible into common stock of the Company, par value $0.001 per share (the "Common Stock"), in the aggregate principal amount of $7,131,983 (the "Convertible Note").  The Company issued issue the Convertible Note in exchange for two promissory notes aggregating $5,325,000 issued by the Company's wholly-owned subsidiary, Zanett Commercial Solutions, Inc. (the "Promissory Notes"), and a line of credit to extend to the Company up to $3,000,000 (the "Line of Credit"), all currently held by the Investor and which matured on March 31, 2010 (extended from March 15, 2010 pursuant to the terms of the Exchange Agreement).  The Convertible Note was issued pursuant to the private placement exemption under Section 4(2) of the Securities Act of 1933, as amended.  The Company did not receive any proceeds from the issuance of the Convertible Note.

The Convertible Note bears interest at 7.95% per annum, payable quarterly in arrears on March 31, June 30, September 30 and December 30 of each year, beginning on June 30, 2010.  The Convertible Note matures on March 31, 2015.  The Convertible Note is convertible into shares of Common Stock at the option of the Investor at any time from and after approval by the Company's stockholders of the terms of the Convertible Note, expected to occur at the Company's 2010 Annual Meeting of Stockholders.  Such approval is required by Nasdaq rules, as the conversion may result in the issuance of greater than 19.99% of the Company's Common Stock outstanding immediately prior to the transaction and may also constitute a change of control because of voting rights granted to the Investor.  The Company's Chairman and Chief Executive Officer (and the owner of approximately 24.1% of the Company's Common Stock outstanding immediately prior to the issuance of the Convertible Note), Claudio Guazzoni, the Company's largest stockholder and uncle of Claudio Guazzoni, Bruno Guazzoni, the Company's President and Chief Financial Officer, Dennis Harkins, and the President of the Company's wholly-owned subsidiary, Zanett Commercial Solutions, Inc., Charles Deskins, all entered into an agreement with the Company on March 31, 2010 to vote in favor of such proposal.  The aggregate voting power of the foregoing stockholders of the Company is approximately 53.9%.

The initial conversion price of the principal and any accrued but unpaid interest on the Convertible Note is $1.99 per share (representing the closing bid price of the Common Stock immediately preceding the issuance of the Convertible Note), but the Investor, may, at its option, reset the conversion price once per calendar year to the greater of (a) the average of the closing sales price of the Common Stock during the preceding 20 consecutive trading day period and (b) $0.10.  The conversion price is also subject to adjustment in the event of dilutive issuances by the Company or the Company's issuance of options, warrants or other rights to purchase Common Stock or convertible securities (subject to certain exceptions, including the grant of options to purchase Common Stock to employees, officers, directors or consultants of the Company).

In addition, the Investor will have the right to vote on all matters submitted to a vote of stockholders of the Company on an as-converted basis (calculated using the initial conversion price of $1.99), although this voting right will not become effective until the Company's stockholders approve the terms of the Convertible Note that (1) provide for the potential issuance of more than 19.99% of the Common Stock (on a pre-transaction basis) upon conversion of the Convertible Note by the Investor and (2) grant this voting power to the Investor.   Pursuant to the terms of the Convertible Note, effective upon such stockholder approval, the Investor would have the right to vote approximately 28% of the Company's Common Stock; however, the Investor has entered into a voting agreement with the Company's Chairman and Chief Executive Officer (and owner of approximately 24.1% of the Company's Common Stock outstanding immediately prior to the issuance of the Convertible Note), Claudio Guazzoni, pursuant to which it has appointed Mr. Guazzoni as its proxy to exercise such voting rights in his discretion at all meetings of stockholders of the Company beginning upon such stockholder approval and continuing so long as any amount remains outstanding under the Convertible Note.  Therefore, taking Mr. Guazzoni's stock holdings together with those shares over which he will act as proxy upon stockholder approval, Mr. Guazzoni will have the ability to control the vote in all matters put to a vote of stockholders of the Company so long as the Convertible Note is outstanding.  Due to Mr. Guazzoni's interest in the transaction, the Company's Board of Directors excluding Mr. Guazzoni reviewed and approved the transaction.

Payment at maturity of the Convertible Note on March 31, 2015 will be made solely in cash or solely in Common Stock, at the option of the Investor.  The Company may prepay the Convertible Note at any time, subject to a prepayment premium.  The Company may request that the Investor accept any prepayments of principal and/or any scheduled payments of interest in shares of Common Stock, but the Investor is not required to accommodate the Company's request.  If the Company were to make all payments of principal and interest in Common Stock, the maximum number of shares that could be issued would be 99,699,463 shares (calculated using the threshold conversion price of $0.10 per share).

In addition to payment at maturity, the Investor may, by notice in writing to the Company upon the occurrence and during the continuation of an "Event of Default" (as defined below), declare the principal of the Convertible Note then outstanding to be due and payable immediately.  "Event of Default" means the occurrence of any of the following:  (i) a default in the payment of principal or interest on the Convertible Note that continues uncured for 15 business days, (ii) failure by the Company to deliver the required number of shares of Common Stock upon surrender of the Convertible Note for conversion in accordance with its terms, (iii) breach by the Company of any other covenant in the Convertible Note that remains uncured for 30 days, or (iv) bankruptcy or insolvency of the Company.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above regarding the Convertible Note is incorporated by reference into this Item 2.03.

Item 3.02.       Unregistered Sales of Equity Securities.

The information included in Item 1.01 above regarding the Convertible Note is incorporated by reference into this Item 3.02.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2010, William H. Church notified the Company that he is declining to stand for re-election as a director of the Company.  Mr. Church's one-year term will expire at the Company's 2010 Annual Meeting of Stockholders.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	7.95% Convertible Note due March 31, 2015

10.1	Term Debt-Convertible Debt Exchange Agreement between Zanett, Inc. and Rockport Investments Ltd. dated as of March 31, 2010

10.2	Voting Agreement among Zanett, Inc., Claudio M. Guazzoni and Rockport Investments Ltd. dated as of March 31, 2010

10.3	Transaction Approval Agreement among Zanett, Inc., Claudio M. Guazzoni, Bruno Guazzoni, Dennis Harkins and Charles Deskins

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANETT, INC.

Date: April 7, 2010	By:	/s/ Dennis Harkins
Dennis Harkins
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	7.95% Convertible Note due March 31, 2015

10.1	Term Debt-Convertible Debt Exchange Agreement between Zanett, Inc. and Rockport Investments Ltd. dated as of March 31, 2010

10.2	Voting Agreement among Zanett, Inc., Claudio M. Guazzoni and Rockport Investments Ltd. dated as of March 31, 2010

10.3	Transaction Approval Agreement among Zanett, Inc., Claudio M. Guazzoni, Bruno Guazzoni, Dennis Harkins and Charles Deskins